*CONFIDENTIAL*

                                                                      EXHIBIT 99

TWEETER HOME ENTERTAINMENT GROUP REPORTS EARNINGS FOR ITS FIRST QUARTER ENDING DECEMBER 31, 1998

CANTON, MA., January 19, 1999 -- Tweeter Home Entertainment Group, Inc. (Nasdaq: TWTR) announced its earnings results for the quarter ended December 31, 1998.

For the quarter ended December 31, 1998, total revenue increased 16.3%, to $86.8 million from $74.6 million for the same period last year. Comparable store sales for the three-month period increased 10.6%, comprised of a 11.9% increase at Tweeter stores, a 23.9% increase at Bryn Mawr stores and no change in comparable store sales at HiFi Buys. Net income for the quarter increased 43.6% to $4.6 million, compared to $3.2 million for the same period last year. Earnings per share were $.64 on a fully diluted basis.

Income from operations, as a percentage of total revenue, increased to 9.0% for the quarter ended December 31, 1998 from 8.2% for the same period last year. This was derived primarily from a decrease in selling expenses offset by an increase in corporate, general and administrative expenses, as percentages of total revenue. Specifically, selling expenses as a percent of revenue decreased to 20.2% from 22.0% for the same period last year. Corporate, general and administrative expenses as a percent of revenue increased to 4.7% from 3.5% for the same period last year. Additionally, interest expense for the quarter decreased to $201,000 from $865,000 for the same quarter last year.

Tweeter Home Entertainment Group, Inc. is a specialty retailer of mid to high-end audio and video consumer electronics products. The Company operates 53 stores under the Tweeter, Bryn Mawr and HiFi Buys names in the New England, Mid-Atlantic and South-East markets, respectively. The Company's stores feature an extensive selection of home and car audio systems and components, portable audio equipment, and home video products, including large screen televisions, DVD players, digital satellite systems, video cassette recorders and camcorders.

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                      TWEETER HOME ENTERTAINMENT GROUP, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1998
                  AND THE FISCAL YEAR ENDED SEPTEMBER 30, 1998
                    (In thousands except per share amounts)





                                                    Three Months Ended      Twelve Months Ended
                                                       December 31,             September 30,
                                                    ------------------       -------------------
                                                      1997      1998           1997       1998
                                                      -----     ----           ----       ----
Total revenue                                   $  74,617   $  86,784        $ 132,525  $ 232,289
Cost of sales                                      49,236      57,233           86,315    151,266
                                                ---------   ---------        ---------  ---------
  Gross Profit                                     25,381      29,551           46,210     81,023
Selling expenses                                   16,390      17,499           35,568     56,906
Corporate, general and administrative expenses      2,617       4,041            8,102     11,128
Amortization of goodwill                              221         215              487        917
                                                ---------   ---------        ---------  ---------
Income from operations                              6,153       7,796            2,053     12,072
Interest expense                                      865         201            1,808      2,753
                                                ---------   ---------        ---------  ---------
Income (loss) before income taxes                   5,288       7,595              245      9,319
Income tax expense (benefit)                        2,115       3,038               99      3,724
                                                ---------   ---------        ---------  ---------
Net income (loss) before extraordinary items    $   3,173   $   4,557        $     146  $   5,595
                                                =========   =========        =========  =========
Extraordinary items, net of tax                        --          --               --        340
                                                ---------   ---------        ---------  ---------
NET INCOME (LOSS)                               $   3,173   $   4,557        $     146  $   5,255
                                                =========   =========        =========  =========
Accretion of preferred stock                          792          --            2,156      2,514
                                                ---------   ---------        ---------  ---------
Net income (loss) available to common
 stockholders                                       2,381       4,557           (2,010)     2,741
                                                 =========   ========        =========   ========

Basic earnings per share
 Income (loss) available to common
  shareholders before extraordinary item ......      1.42        0.72            (1.20)      1.24
 Extraordinary item ...........................        --          --               --      (0.14)
                                                ---------   ---------        ---------  ---------
 Net income (loss) ............................ $    1.42    $   0.72        $   (1.20) $    1.10
                                                =========   =========        =========  =========

Diluted earnings per share
 Net income (loss) before extraordinary item ..      0.69        0.64            (1.20)      1.11
 Extraordinary item ...........................        --          --               --      (0.07)
                                                ---------   ---------        ---------  ---------
 Net Income (loss) ............................ $    0.69   $    0.64        $   (1.20) $    1.04
                                                =========   =========        =========  =========
Weighted average shares outstanding
 Basic ........................................ 1,672,507   6,356,561        1,672,507  2,486,271
 Diluted ...................................... 4,589,499   7,102,100        1,672,507  5,033,803

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                             December 31,
                                                        ------------------------
                                                           1997          1998
                                                        ----------     ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .........................  $ 9,932,904  $  3,912,650
  Accounts receivable, net ..........................    9,325,907    11,568,663
  Inventory .........................................   33,031,814    43,885,848
  Other current assets ..............................    1,727,582     2,018,494
                                                       -----------  ------------
    Total current assets ............................   54,018,207    61,385,655
  Property and equipment, net .......................   18,703,379    26,771,456
  Other assets, net .................................      381,802        72,660
  Goodwill, net .....................................   20,351,821    19,904,854
                                                       -----------  ------------
      TOTAL .........................................  $93,455,209  $108,134,625
                                                       ===========  ============


LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt .................  $   400,000  $         --
  Amount due to bank ................................    7,324,274     6,402,324
  Accounts payable, accrued expenses and other
    current liabilities .............................   34,540,318    40,227,278
                                                       -----------  ------------
      Total current liabilities .....................   42,264,592    46,629,602
                                                       -----------  ------------
LONG-TERM DEBT:
  Note payable to bank ..............................   12,000,000            --
  Subordinated debt .................................   16,274,617            --
                                                       -----------  ------------
      Total long-term debt ..........................   28,274,617            --
                                                       -----------  ------------
  Other long-term liabilities .......................    4,686,756     5,337,321
      Total liabilities..............................   75,225,965    51,966,923
                                                       -----------  ------------

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK ..............   21,391,130            --
STOCKHOLDERS' EQUITY (DEFICIT) ......................   (3,161,886)   56,167,702
                                                       -----------  ------------
      TOTAL .........................................  $93,455,209  $108,134,625
                                                       ===========  ============



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Tweeter Home Entertainment Group news and financial releases can be found on the Company's investor relations website at www.twtr.com. For further information, please contact Joe McGuire, Chief Financial Officer at
(781) 830-3314 voice, (781) 821-9956 fax, or via email at jmcguire@bmsv.com


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Certain statements contained in this press release, including, without limitation, statements containing the words "expects," "anticipates," "believes," and words of similar import, constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to various risks and uncertainties, including those related to Company growth and acquisitions, dependence on key personnel, the need for additional financing, competition and seasonal fluctuations, and those referred to in the Company's Registration Statement on Form S-1, that could cause actual future results and events to differ materially from those currently anticipated. Readers are cautioned not to place undue reliance on these forward looking statements.

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